UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2009

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 9, 2009, American Software, Inc. (the “Company”) issued a press release announcing that, pursuant to a Plan of Merger dated July 6, 2009 (the “Plan of Merger”) of Logility, Inc. (“Logility”) and ASI Acquisition, Inc. (“ASI Acquisition”), a wholly-owned subsidiary of the Company: (1) Logility was merged with and into ASI Acquisition and each of the issued and outstanding shares of common stock of Logility (except for shares held by the Company or shares for which appraisal rights are properly demanded in accordance with Georgia law) was converted into the right to receive $7.02 per share net to the seller in cash, without interest; and (2) the surviving corporation amended its Articles of Incorporation to change its name to Logility, Inc. In addition, the Company announced that it will promptly cause shares of Logility’s common stock to be delisted from the NASDAQ Global Market.

A copy of the press release is attached hereto as Exhibit 99.1, and the contents are incorporated herein by reference.

The description of the Plan of Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Plan of Merger, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Plan of Merger of Logility, Inc. with and into ASI Acquisition, Inc. dated July 6, 2009.

99.1	Press release dated July 9, 2009 (furnished pursuant to Item 7.01 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: July 9, 2009	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

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